Exhibit 32.1
Section 1350 Certifications
Pursuant to 18 U.S.C. § 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Iveda Corporation, a Nevada corporation (the Company), hereby certify that:
To my knowledge, the Annual Report on Form 10-K of the Company for the annual period ended December 31, 2009 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: April 14, 2010

/s/ David Ly
David Ly
Chief Executive Officer

Dated: April 14, 2010

/s/ Robert Brilon
Robert Brilon
Chief Financial Officer